                                                                     EXHIBIT 5.1


                 [SHUMAKER, LOOP & KENDRICK, LLP LETTERHEAD]





                               January 21, 1997



Coast Dental Services, Inc.
Corporate Office
25400 U.S. Highway 19, Suite 225
Clearwater, Florida 34623
Attn:  Terek Diasti, Chairman

         Re: Coast Dental Services, Inc. Securities and Exchange Commission Registration Statement on Form S-1 (Registration No. 333-13613) 2,530,000 Shares of Common Stock, $.001 Par Value Our File No. C59000/83985

Gentlemen:


         We are legal counsel to Coast Dental Services, Inc., a Delaware corporation (the "Company"), and have acted as such in the preparation and filing of its Registration Statement on Form S-1 (Registration No. 333-13613) with the Securities and Exchange Commission (the "SEC") pursuant to the requirements of the Securities Act of 1933, as amended, and the General Rules and Regulations of the SEC promulgated thereunder for the registration of 2,530,000 shares (the "Shares") of the Common Stock, par value $.001 (the "Common Stock"), of the Company. Of these Shares, up to 2,200,000 Shares (the "Company's Shares") are to be issued and sold by the Company and up to an additional 330,000 shares are to be sold by the Company and certain Stockholders of the Company (the "Selling Stockholders"), (230,000 and 100,000 shares respectively), if the underwriters exercise their option to purchase such shares to cover over allotments. In connection with the following opinion, we have examined and have relied upon such documents, records, certificates, statements and instruments as we have deemed necessary and appropriate to render the opinion herein set forth.


         Based on the foregoing, it is our opinion that (i) the Company's Shares, when and if issued and sold in the manner set forth in the Registration Statement, will be legally and validly issued, fully paid and non-assessable, and (ii) the Selling

Coast Dental Services, Inc.
Corporate Office
Attn:  Terek Diasti, Chairman
January 21, 1997
Page 2



Stockholders Shares have been legally and validly issued, and are fully paid and non-assessable.


         The undersigned hereby consents to (i) filing this opinion as Exhibit
5.1 to the Registration Statement, and (ii) using its name in the Registration Statement under following captions of the Prospectus: "RISK FACTORS -- Government Regulation," "BUSINESS -- Governmental and State Regulations" and "LEGAL MATTERS".


                               Very truly yours,

                               SHUMAKER, LOOP & KENDRICK